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Exhibit 23.1          CONSENT OF INDEPENDENT ACCOUNTANTS


         We consent to the incorporation by reference in the Registration Statement of Hercules Incorporated covering the Hercules Incorporated Employee Stock Option Advantage Plan on Form S-8 (Registration No. 333- ) of our report dated February 7, 1997, on our audits of the consolidated financial statements of Hercules Incorporated and subsidiary companies (the "Company") as of December 31, 1996 and 1995, and for each of the three years ended December 31, 1996 which report is included in the Company's most recent Annual Report on Form 10-K.



                                            Coopers & Lybrand



2400 Eleven Penn Center
Philadelphia, PA   19103

October 22, 1997